UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 25, 2012

WESTINGHOUSE SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, Westinghouse Solar, Inc. (“Westinghouse” or “the Company”) has been involved in various patent litigation with Zep Solar, Inc. (“Zep”) and other parties, including (1) an action we filed on October 22, 2009 against Zep and several other defendants in the United States District Court for the Northern District of California, San Francisco Division for infringement of U.S. Patent No. 7,406,800 (the “’800 District Court Action”), (2) an action Zep and Trina Solar filed on August 2, 2011 against us in the United States District Court for the Northern District of California, San Francisco Division for declaratory judgment of non-infringement of U.S. Patent No. 7,987,641 issued to our subsidiary Andalay Solar on August 2, 2011 (the “’641 District Court Action”), (3) an action we filed with the United States International Trade Commission (“ITC”) on October 4, 2011 accusing Zep and Canadian Solar of infringing the ’800 patent and the ’641 patent (the “ITC Action”), and (4) an action Zep filed against us and other defendants in the United States District Court for the Northern District of California, San Francisco Division alleging that the our products infringe U.S. Patent No. 7,952,537 (the “’537 District Court Action”).

On May 25, 2012, Zep and Westinghouse entered into a final and comprehensive settlement of their legal disputes, resulting in the expected dismissal of the ITC Action and all three actions pending in the United States District Court for the Northern District of California.  The specific terms of the global settlement are confidential.  The settlement extends to all customers, suppliers, licensees and business partners of both Zep and Westinghouse who were named in one or more of the proceedings.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release announcing the settlement of disputes over patents, dated May 31, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	WESTINGHOUSE SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release announcing the settlement of disputes over patents, dated May 31, 2012 (furnished herewith).